Exhibit 99.1

NEWS RELEASE

The Progressive Corporation	Company Contact:
6300 Wilson Mills Road	Julia Hornack
Mayfield Village, Ohio 44143	(440) 395-2164
http://www.progressive.com

PROGRESSIVE REPORTS NOVEMBER RESULTS AND ANNOUNCES DIVIDEND INFORMATION AND
2019 ANNUAL MEETING RECORD DATE

MAYFIELD VILLAGE, OHIO -- December 12, 2018 -- The Progressive Corporation (NYSE:PGR) today reported the following results for November 2018:

	November	November
(millions, except per share amounts and ratios; unaudited)	2018	2017	Change

Net premiums written	$2,328.0	$2,022.1	15%
Net premiums earned	$2,530.0	$2,113.5	20%
Net income attributable to Progressive	$242.4	$154.9	56%
Per share available to common shareholders	$0.41	$0.26	55%
Total pretax net realized gains (losses) on securities	$18.5	$0.7	NM
Combined ratio	91.3	90.9	0.4 pts.
Average diluted equivalent common shares	586.7	585.7	0%
NM = Not Meaningful

(thousands; unaudited)	November	November
	2018	2017	Change
Policies in Force
Vehicle businesses:
Agency – auto	6,330.0	5,627.4	12%
Direct – auto	6,973.6	5,980.3	17%
Total personal auto	13,303.6	11,607.7	15%
Total special lines	4,392.0	4,373.2	0%
Total Personal Lines	17,695.6	15,980.9	11%
Total Commercial Lines	697.0	644.6	8%
Property business	1,915.4	1,436.5	33%

Progressive offers personal and commercial insurance throughout the United States. Our Personal Lines business writes insurance for personal autos and special lines products. Our Commercial Lines business writes primary liability, physical damage, and other auto-related insurance for autos and trucks owned and/or operated predominantly by small businesses. Our Property business writes residential property insurance for homeowners, other property owners, and renters.

See the “Comprehensive Income Statements” and “Supplemental Information” for further month and year-to-date information and the "Monthly Commentary" at the end of this release for additional discussion.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
COMPREHENSIVE INCOME STATEMENT
November 2018
(millions)
(unaudited)

	Current Month	Comments on Monthly Results[1]
Net premiums written	$2,328.0

Revenues:
Net premiums earned	$2,530.0
Investment income	81.1
Net realized gains (losses) on securities:
Net realized gains (losses) on security sales	(9.5)
Net holding period gains (losses) on securities	28.0
Net impairment losses recognized in earnings	0
Total net realized gains (losses) on securities	18.5
Fees and other revenues	45.1
Service revenues	12.5
Total revenues	2,687.2

Expenses:
Losses and loss adjustment expenses	1,796.9
Policy acquisition costs	212.4
Other underwriting expenses	346.0
Investment expenses	2.5
Service expenses	10.3
Interest expense	15.9
Total expenses	2,384.0

Income before income taxes	303.2
Provision for income taxes	60.6
Net income	242.6
Net (income) loss attributable to noncontrolling interest (NCI)	(0.2)
Net income attributable to Progressive	242.4

Other comprehensive income (loss)
Changes in:
Total net unrealized gains (losses) on securities	49.8
Net unrealized losses on forecasted transactions	0.1
Other comprehensive income (loss)	49.9
Other comprehensive (income) loss attributable to NCI	(0.5)
Total comprehensive income attributable to Progressive	$291.8

1 See the Monthly Commentary at the end of this release. For a description of our financial reporting and accounting policies, see Note 1 to our 2017 audited consolidated financial statements included in our 2017 Shareholders’ Report, which can be found at www.progressive.com/annualreport.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
COMPREHENSIVE INCOME STATEMENTS
November 2018
(millions)
(unaudited)

	Year-to-Date
	2018	2017	% Change
Net premiums written	$30,247.5	$25,159.8	20

Revenues:
Net premiums earned	$28,379.1	$23,585.2	20
Investment income	734.6	509.7	44
Net realized gains (losses) on securities:
Net realized gains (losses) on security sales	181.8	126.1	44
Net holding period gains (losses) on securities	(207.5)	(1.4)	NM
Net impairment losses recognized in earnings	(49.0)	(62.5)	(22)
Total net realized gains (losses) on securities	(74.7)	62.2	(220)
Fees and other revenues	434.5	341.2	27
Service revenues	145.7	115.2	26
Other gains (losses)	0	(1.0)	(100)
Total revenues	29,619.2	24,612.5	20

Expenses:
Losses and loss adjustment expenses	19,937.5	17,288.0	15
Policy acquisition costs	2,359.8	1,946.5	21
Other underwriting expenses	3,869.6	3,204.8	21
Investment expenses	22.9	22.1	4
Service expenses	123.5	99.5	24
Interest expense	150.7	141.4	7
Total expenses	26,464.0	22,702.3	17

Income before income taxes	3,155.2	1,910.2	65
Provision for income taxes	588.5	574.6	2
Net income	2,566.7	1,335.6	92
Net (income) loss attributable to noncontrolling interest (NCI)	(5.4)	(4.7)	15
Net income attributable to Progressive	2,561.3	1,330.9	92

Other comprehensive income (loss)
Changes in:
Total net unrealized gains (losses) on securities	(242.8)	336.1	(172)
Net unrealized losses on forecasted transactions	0.7	(5.5)	(113)
Foreign currency translation adjustment	0	1.1	(100)
Other comprehensive income (loss)	(242.1)	331.7	(173)
Other comprehensive (income) loss attributable to NCI	4.9	(1.8)	(372)
Total comprehensive income attributable to Progressive	$2,324.1	$1,660.8	40

NM = Not Meaningful

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
COMPUTATION OF NET INCOME AND COMPREHENSIVE INCOME PER SHARE
&
INVESTMENT RESULTS
November 2018
(millions – except per share amounts)
(unaudited)

The following table sets forth the computation of per share results:

	Current	Year-to-Date
	Month	2018	2017

Net income attributable to Progressive	$242.4	$2,561.3	$1,330.9
Less: Preferred share dividends	2.2	19.1	0
Net income available to common shareholders	$240.2	$2,542.2	$1,330.9
Per common share:
Basic	$0.41	$4.37	$2.29
Diluted	$0.41	$4.33	$2.27

Comprehensive income (loss) attributable to Progressive	$291.8	$2,324.1	$1,660.8
Less: Preferred share dividends	2.2	19.1	0
Comprehensive income (loss) attributable to common shareholders	$289.6	$2,305.0	$1,660.8
Per common share:
Diluted	$0.49	$3.93	$2.84

Average common shares outstanding - Basic	582.8	582.3	580.8
Net effect of dilutive stock-based compensation	3.9	4.4	4.9
Total average equivalent common shares - Diluted	586.7	586.7	585.7

The following table sets forth the investment results for the period:
	Current	Year-to-Date
	Month	2018	2017
Fully taxable equivalent (FTE) total return:
Fixed-income securities	0.3%	0.8%	2.9%
Common stocks	2.1%	5.1%	20.5%
Total portfolio	0.5%	1.3%	4.9%

Pretax annualized investment income book yield	3.0%	2.8%	2.3%

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
November 2018
($ in millions)
(unaudited)

Current Month
	Vehicles
				Commercial
	Personal Lines Business			Lines	Property	Companywide
	Agency	Direct	Total	Business	Business	Total
Net Premiums Written	$976.6	$966.6	$1,943.2	$268.1	$116.7	$2,328.0
% Growth in NPW	12%	15%	13%	24%	29%	15%
Net Premiums Earned	$1,050.7	$1,063.4	$2,114.1	$301.3	$114.6	$2,530.0
% Growth in NPE	15%	21%	18%	28%	31%	20%

GAAP Ratios
Loss/LAE ratio	70.7	74.3	72.5	60.6	71.3	71.0
Expense ratio	19.2	19.8	19.5	21.0	32.9[1]	20.3
Combined ratio	89.9	94.1	92.0	81.6	104.2[1]	91.3

Actuarial Adjustments[2]
Reserve Decrease/(Increase)
Prior accident years						$(5.9)
Current accident year						4.0
Calendar year actuarial adjustment	$(4.6)	$(3.8)	$(8.4)	$8.6	$(2.1)	$(1.9)

Prior Accident Years Development
Favorable/(Unfavorable)
Actuarial adjustment						$(5.9)
All other development						(3.1)
Total development						$(9.0)

Calendar year loss/LAE ratio						71.0
Accident year loss/LAE ratio						70.6

1 Included in both the expense ratio and combined ratio is 5.2 points of amortization expense predominately associated with the acquisition of a controlling interest in ARX. Excluding these additional expenses, the Property business would have reported an expense ratio of 27.7 and a combined ratio of 99.0.

2 Represents adjustments solely based on our actuarial reviews. For our Property business, the actuarial reserving methodology includes changes to catastrophe losses, while the reviews in our vehicle businesses do not include catastrophes.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
November 2018
($ in millions)
(unaudited)

Year-to-Date
	Vehicles
				Commercial
	Personal Lines Business			Lines	Property	Companywide
	Agency	Direct	Total	Business	Business	Total
Net Premiums Written	$12,571.4	$12,599.4	$25,170.8	$3,741.8	$1,334.9	$30,247.5
% Growth in NPW	16%	21%	18%	29%	34%	20%
Net Premiums Earned	$11,960.4	$11,945.6	$23,906.0	$3,306.9	$1,166.2	$28,379.1
% Growth in NPE	17%	21%	19%	29%	30%	20%

GAAP Ratios
Loss/LAE ratio	69.7	71.2	70.5	67.5	73.6	70.3
Expense ratio	19.2	20.3	19.7	20.4	34.3[1]	20.4
Combined ratio	88.9	91.5	90.2	87.9	107.9[1]	90.7

Actuarial Adjustments[2]
Reserve Decrease/(Increase)
Prior accident years						$(11.9)
Current accident year						23.9
Calendar year actuarial adjustment	$1.5	$21.4	$22.9	$1.3	$(12.2)	$12.0

Prior Accident Years Development
Favorable/(Unfavorable)
Actuarial adjustment						$(11.9)
All other development						(61.7)
Total development						$(73.6)

Calendar year loss/LAE ratio						70.3
Accident year loss/LAE ratio						70.0

1 Included in both the expense ratio and combined ratio is 5.7 points of amortization expense predominately associated with the acquisition of a controlling interest in ARX. Excluding these additional expenses, the Property business would have reported an expense ratio of 28.6 and a combined ratio of 102.2.

2 Represents adjustments solely based on our actuarial reviews. For our Property business, the actuarial reserving methodology includes changes to catastrophe losses, while the reviews in our vehicle businesses do not include catastrophes.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
BALANCE SHEET AND OTHER INFORMATION
(millions - except per share amounts)
(unaudited)

November 2018
CONDENSED GAAP BALANCE SHEET:
Investments, at fair value:
Available-for-sale securities:
Fixed maturities[1] (amortized cost: $28,456.2)	$28,129.4
Short-term investments (amortized cost: $1,874.2)	1,874.2
Total available-for-sale securities	30,003.6
Equity securities:
Nonredeemable preferred stocks (cost: $879.3)	938.6
Common equities (cost: $1,139.0)	2,889.4
Total equity securities	3,828.0
Total investments[2]	33,831.6
Net premiums receivable	6,678.6
Deferred acquisition costs	966.0
Goodwill and intangible assets	753.3
Other assets[3]	4,817.2
Total assets	$47,046.7

Unearned premiums	$10,909.9
Loss and loss adjustment expense reserves[3]	15,240.2
Other liabilities[2]	4,193.3
Debt	4,404.7
Total liabilities	34,748.1
Redeemable noncontrolling interest (NCI)	212.5
Shareholders' equity	12,086.1
Total liabilities, NCI, and shareholders' equity	$47,046.7

Common shares outstanding	583.2
Common shares repurchased - November	0
Average cost per common share	$0
Book value per common share	$19.88
Trailing 12-month return on average common shareholders' equity
Net income attributable to Progressive	27.0%
Comprehensive income attributable to Progressive	24.9%
Net unrealized pretax gains (losses) on fixed-maturity securities	$(315.8)
Increase (decrease) from October 2018	$63.0
Increase (decrease) from December 2017	$(307.4)
Debt-to-total capital ratio[4]	26.7%
Fixed-income portfolio duration	2.8
Weighted average credit quality	AA-
Year-to-date Gainshare factor	1.90
1 As of November 30, 2018, we held certain hybrid securities and recognized a change in fair value of $11.0 million as a realized loss during the period we held these securities.
2 At November 30, 2018, we had $92.2 million of net unsettled security transactions classified in "other liabilities."
3 Loss and loss adjustment expense reserves are stated gross of reinsurance recoverables on unpaid losses of $2,540.1 million, which are included in "other assets." During November, we recorded a $70 million recoverable under our catastrophe reinsurance program related to gross losses and LAE from Hurricane Michael exceeding our retention threshold of $60 million.
4 Ratio reflects debt as a percent of debt plus shareholders' equity; redeemable noncontrolling interest is not part of this calculation.

Monthly Commentary

•
During November, on a companywide basis, we incurred about $46 million, or 1.8 loss ratio points, of catastrophe losses, compared to about $21 million, or 1.0 point last year. Approximately $13 million of the current month catastrophe losses were from our vehicle businesses and $33 million were from our Property business (28.8 points on our Property business combined ratio). The California wildfires accounted for just over 75% of the total catastrophe losses. Our year-to-date total catastrophe losses were approximately $567 million, or 2.0 points, compared to $814 million, or 3.4 points, last year.

•
On December 7, 2018, the Board of Directors declared an annual variable dividend to be paid on February 11, 2019, to shareholders of record at the close of business on February 4, 2019 (ex-dividend date of February 1, 2019). The amount of the dividend will be determined based on the Company’s 2018 financial results and the following formula:

		After-Tax		33-1/3%
Dividend		Underwriting	X	Target	X	Gainshare
Amount Per	=	Income		Percentage		Factor
Share		Common Shares Outstanding on 12/31/18

Year-to-date through November 2018, the Company’s after-tax underwriting income was $2,090.9 million, after-tax comprehensive income was $2,324.1 million, and the Gainshare Factor was 1.90. Consistent with the Company’s policy of not providing projections of its financial results, the Company is not providing an estimate of the 2018 dividend at this time. Investors who choose to calculate or project a dividend amount based on interim results are cautioned, however, that any such estimates may vary from the dividend that may ultimately be paid on the basis of the Company’s full-year results and the final Gainshare Factor, as well as the impact of changes in the valuation of our portfolio on the Company’s comprehensive income. In accordance with the policy, no variable dividend will be paid if the Company’s after-tax comprehensive income is less than its after-tax underwriting income for the year or if the Company experiences an after-tax underwriting loss for 2018. For a detailed discussion of the Company’s annual variable dividend policy, please go to http://investors.progressive.com/phoenix.zhtml?c=81824&p=irol-dividends. The amount of the dividend will be announced in the Company’s year-end earnings release, which is currently scheduled for January 23, 2019.

•
Also on December 7, 2018, the Board terminated the Company’s current annual variable dividend policy. This change will be effective beginning in 2019, after payment of the 2018 annual variable dividend discussed above. In lieu of the annual variable dividend policy, beginning in 2019, the Board expects to declare regular, quarterly common share dividends and, on at least an annual basis, consider declaring an additional common share dividend. The ultimate amount of the quarterly dividends, which the Board is initially targeting to be about $0.10 per quarter, will be determined by the Board. In addition, the Board will determine the annual dividend amount, if any, based on relevant facts and circumstances and not solely based on a specific formula or calculation. For additional information, see the “New Dividend Policy Q&A,” which is being furnished today in a Current Report on Form 8-K and can be found on the investor relations section of our website at http://investors.progressive.com/phoenix.zhtml?c=81824&p=irol-dividends.

•
Lastly, on December 7, 2018, the Board set the close of business on March 15, 2019, as the record date for the determination of shareholders entitled to notice of, and to vote at, Progressive’s Annual Meeting of Shareholders, which will be held on May 10, 2019.

Events
We plan to release December results on Wednesday, January 23, 2019, before the market opens.

About Progressive
The Progressive Group of Insurance Companies makes it easy to understand, buy and use auto insurance. Progressive offers choices so consumers can reach us whenever, wherever and however it's most convenient - online at progressive.com, by phone at 1-800-PROGRESSIVE, on a mobile device or in-person with a local agent.

Progressive provides insurance for personal and commercial autos and trucks, motorcycles, boats, recreational vehicles, and homes. Home insurance is underwritten by select carriers, including American Strategic Insurance Corp. and subsidiaries (ASI), our majority owned subsidiaries.

Progressive is the third largest auto insurer in the country; a leading seller of motorcycle and commercial auto insurance; and through ASI, one of the top 20 homeowners insurance carriers.

Founded in 1937, Progressive continues its long history of offering shopping tools and services that save customers time and money, like Name Your Price®, Snapshot®, and HomeQuote Explorer®.

The Common Shares of The Progressive Corporation, the Mayfield Village, Ohio-based holding company, trade publicly at NYSE:PGR.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Investors are cautioned that certain statements in this report not based upon historical fact are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These statements often use words such as “estimate,” “expect,” “intend,” “plan,” “believe,” and other words and terms of similar meaning, or are tied to future periods, in connection with a discussion of future operating or financial performance. Forward-looking statements are based on current expectations and projections about future events, and are subject to certain risks, assumptions and uncertainties that could cause actual events and results to differ materially from those discussed herein. These risks and uncertainties include, without limitation, uncertainties related to estimates, assumptions, and projections generally; inflation and changes in general economic conditions (including changes in interest rates and financial markets); the possible failure of one or more governmental, corporate, or other entities to make scheduled debt payments or satisfy other obligations; our ability to access capital markets and financing arrangements when needed to support growth or other capital needs, and the favorable evaluations by credit and other rating agencies on which this access depends; the potential or actual downgrading by one or more rating agencies of our securities or governmental, corporate, or other securities we hold; the financial condition of, and other issues relating to the strength of and liquidity available to, issuers of securities held in our investment portfolios and other companies with which we have ongoing business relationships, including reinsurers and other counterparties to certain financial transactions or under certain government programs; the accuracy and adequacy of our pricing, loss reserving, and claims methodologies; the competitiveness of our pricing and the effectiveness of our initiatives to attract and retain more customers; initiatives by competitors and the effectiveness of our response; our ability to obtain regulatory approval for the introduction of products to new jurisdictions, for requested rate changes and the timing thereof and for any proposed acquisitions; the effectiveness of our brand strategy and advertising campaigns relative to those of competitors; legislative and regulatory developments at the state and federal levels, including, but not limited to, matters relating to vehicle and homeowners insurance, health care reform and tax law changes; the outcome of disputes relating to intellectual property rights; the outcome of litigation or governmental investigations that may be pending or filed against us; severe weather conditions and other catastrophe events; the effectiveness of our reinsurance programs; changes in vehicle usage and driving patterns, which may be influenced by oil and gas prices, changes in residential occupancy patterns, and the effects of the emerging “sharing economy”; advancements in vehicle or home technology or safety features, such as accident and loss prevention technologies or the development of autonomous or partially autonomous vehicles; our ability to accurately recognize and appropriately respond in a timely manner to changes in loss frequency and severity trends; technological advances; acts of war and terrorist activities; our ability to maintain the uninterrupted operation of our facilities, systems (including information technology systems), and business functions, and safeguard personal and sensitive information in our possession, whether from cyber attacks, other technology events or other means; our continued access to and functionality of third-party systems that are critical to our business; our continued ability to access cash accounts and/or convert securities into cash on favorable terms when we desire to do so; restrictions on our subsidiaries' ability to pay dividends to The Progressive Corporation; possible impairment of our goodwill or intangible assets if future results do not adequately support either, or both, of these items; court decisions, new theories of insurer liability or interpretations of insurance policy provisions and other trends in litigation; changes in health care and auto and property repair costs; and other matters described from time to time in our releases and publications, and in our periodic reports and other documents filed with the United States Securities and Exchange Commission. In addition, investors should be aware that generally accepted accounting principles prescribe when a company may reserve for particular risks, including litigation exposures. Accordingly, results for a given reporting period could be significantly affected if and when a reserve is established for one or more contingencies. Also, our regular reserve reviews may result in adjustments of varying magnitude as additional information regarding claims activity becomes known. Reported results, therefore, may be volatile in certain accounting periods.